EXHIBIT 99.1

Custom Truck One Source, Inc. Reports Third Quarter 2025 Results and Reaffirms 2025 Guidance
KANSAS CITY, Mo. October 27, 2025 – (BUSINESS WIRE) – Custom Truck One Source, Inc. (NYSE: CTOS), a leading provider of specialty equipment to the electric utility, telecom, rail, forestry, waste management and other infrastructure-related end markets, today reported financial results for the three and nine months ended September 30, 2025.
CTOS Third-Quarter Highlights
•Total revenue of $482.1 million, an increase of $34.8 million, or 7.8%, compared to the third quarter of 2024
•Gross profit of $100.8 million, an increase of $8.9 million, or 9.7%, compared to the third quarter of 2024
•Adjusted Gross Profit of $155.5 million, an increase of $17.7 million, or 12.9%, compared to the third quarter of 2024
•Net loss of $5.8 million, a decrease of $11.7 million, or 66.9%, compared to the third quarter of 2024
•Adjusted EBITDA of $96.0 million, an increase of $15.8 million, or 19.6%, compared to the third quarter of 2024
•Increased Average OEC on rent by $179.8 million, or 16.6%, compared to the third quarter of 2024

“In the third quarter, we achieved strong year-over-year revenue growth of 8% and adjusted EBITDA growth of 20%, driven by continued strength in our core T&D markets. In our ERS segment, we saw substantial growth in OEC on rent, both on a sequential and a year-over-year basis, leading to average utilization in the quarter of over 79%, the highest level in more than two years. Average OEC on rent for the quarter was $180 million higher than for the third quarter last year. We remain very positive on the mega trends driving the utility end market and the role we play in supporting the continued buildout,” said Ryan McMonagle, Chief Executive Officer of CTOS. “Coming off near-record quarterly TES sales in the second quarter, revenue in the segment in the third quarter was up 6% versus the third quarter of last year and is up more than 8% year-to-date. We continue to see robust demand for vocational vehicles across our end markets. Signed orders in the quarter were up 30% on a year-over-year basis, more than 40% among our local and regional accounts. Given current market conditions and ongoing customer conversations regarding demand for the remainder of 2025 and for 2026, we continue to believe Custom Truck is well-positioned to benefit from the spending required to address the unprecedented power demand required for data center and electrification investments, as well as for continued utility grid upgrades. As a result, we are reaffirming our 2025 consolidated revenue and Adjusted EBITDA guidance for the year,” McMonagle added.

Summary Actual Consolidated Financial Results

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30, 2025
(in $000s)	2025	2024	2025	2024
Rental revenue	$127,142	$108,324	$364,217	$317,492	$120,814
Equipment sales	320,583	305,476	950,558	863,711	356,112
Parts sales and services	34,333	33,420	100,998	100,337	34,557
Total revenue	482,058	447,220	1,415,773	1,281,540	511,483
Gross Profit	$100,753	$91,829	$288,831	$271,805	$102,542
Adjusted Gross Profit[1]	$155,528	$137,785	$447,704	$406,090	$156,549
Net Income (Loss)	$(5,756)	$(17,416)	$(51,927)	$(56,229)	$(28,380)
Adjusted EBITDA[1]	$95,963	$80,205	$262,817	$237,637	$93,428
1 - Each of Adjusted Gross Profit and Adjusted EBITDA is a non-GAAP measure. Further information and reconciliations for our non-GAAP measures to the most directly comparable financial measure under United States generally accepted accounting principles (“GAAP”) are included at the end of this press release.
Summary Actual Financial Results by Segment
Our results are reported for our three segments: Equipment Rental Solutions (“ERS”), Truck and Equipment Sales (“TES”) and Aftermarket Parts and Services (“APS”). ERS encompasses our core rental business, inclusive of sales of used rental equipment to our customers. TES encompasses our specialized truck and equipment production and new equipment sales activities. APS encompasses sales and rentals of parts, tools, and other supplies to our customers, as well as our aftermarket repair service operations.

Equipment Rental Solutions

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30, 2025
(in $000s)	2025	2024	2025	2024
Rental revenue	$123,945	$105,317	$354,638	$309,304	$117,728
Equipment sales	45,160	45,574	139,287	116,026	52,744
Total revenue	169,105	150,891	493,925	425,330	170,472
Cost of rental revenue	30,425	29,415	91,141	88,496	30,328
Cost of equipment sales	34,339	33,975	105,742	83,865	40,396
Depreciation of rental equipment	54,068	44,964	156,695	131,242	53,303
Total cost of revenue	118,832	108,354	353,578	303,603	124,027
Gross profit	$50,273	$42,537	$140,347	$121,727	$46,445
Adjusted Gross Profit[1]	$104,341	$87,501	$297,042	$252,969	$99,748
1 - ERS Adjusted Gross Profit is a non-GAAP measure. Further information and reconciliations for our non-GAAP measures to the most directly comparable financial measure under United States generally accepted accounting principles (“GAAP”) are included at the end of this press release.
Truck and Equipment Sales

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30, 2025
(in $000s)	2025	2024	2025	2024
Equipment sales	$275,423	$259,902	$811,271	$747,685	$303,368
Cost of equipment sales	234,038	218,012	687,784	620,240	256,276
Gross profit	$41,385	$41,890	$123,487	$127,445	$47,092
Aftermarket Parts and Services

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30, 2025
(in $000s)	2025	2024	2025	2024
Rental revenue	$3,197	$3,007	$9,579	$8,188	$3,086
Parts and services revenue	34,333	33,420	100,998	100,337	34,557
Total revenue	37,530	36,427	110,577	108,525	37,643
Cost of revenue	27,728	28,033	83,402	82,849	27,934
Depreciation of rental equipment	707	992	2,178	3,043	704
Total cost of revenue	28,435	29,025	85,580	85,892	28,638
Gross profit	$9,095	$7,402	$24,997	$22,633	$9,005
Summary Combined Operating Metrics

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30, 2025
(in $000s)	2025	2024	2025	2024
Ending OEC(a) (as of period end)	$1,621,725	$1,493,799	$1,621,725	$1,493,799	$1,560,704
Average OEC on rent(b)	$1,262,477	$1,082,679	$1,215,570	$1,064,188	$1,207,231
Fleet utilization(c)	79.3%	73.2%	78.0%	72.7%	77.6%
OEC on rent yield(d)	38.2%	38.4%	38.2%	39.2%	38.6%
Sales order backlog(e) (as of period end)	$279,785	$395,603	$279,785	$395,603	$334,805
(a) Ending OEC — Ending original equipment cost (“OEC”) is the original equipment cost of units at the end of the measurement period.
(b) Average OEC on rent — Average OEC on rent is calculated as the weighted-average OEC on rent during the stated period.
(c) Fleet utilization — total number of days the rental equipment was rented during a specified period of time divided by the total number of days available during the same period and weighted based on OEC.

(d) OEC on rent yield (“ORY”) — a measure of return realized by our rental fleet during a period. ORY is calculated as rental revenue (excluding freight recovery and ancillary fees) during the stated period divided by the Average OEC on rent for the same period. For periods of less than 12 months, the ORY is adjusted to an annualized basis.
(e) Sales order backlog — purchase orders received for customized and stock equipment. Sales order backlog should not be considered an accurate measure of future net sales.
Management Commentary
The 17.7% increase in ERS segment rental revenue in the third quarter of 2025 compared to the third quarter of 2024 was the result of improved average fleet utilization (which increased to 79.3% compared to 73.2%) driven by increased rental volume, with average OEC on rent increasing by 17% year-over-year. Compared to the third quarter of 2024, rental equipment sales were flat in the third quarter of 2025. ERS gross profit and adjusted gross profit increased 18.2% and 19.2%, respectively, in the third quarter of 2025 compared to the third quarter of 2024.
Revenue in our TES segment increased 6.0% in the third quarter of 2025 compared to the third quarter of 2024 driven by robust demand for vocational vehicles across our end markets, particularly intra-quarter demand from local and regional customers. Gross profit decreased by 1.2% in the third quarter of 2025 compared to the third quarter of 2024. Our TES backlog was down 29% compared to the third quarter of 2024, and is just below our expected range of four to six months.
APS segment revenue in the third quarter of 2025 increased by 3.0% compared to the third quarter of 2024 due to an increase in rental revenue. Gross profit margin increased due to the increase in rental revenue.
The decrease in net loss in the third quarter of 2025 compared to the third quarter of 2024 was primarily due to higher operating income as a result of strong new equipment sales as well as higher rental revenue driven by higher average OEC on rent.
Adjusted EBITDA for the third quarter of 2025 was $96.0 million, a 19.6% increase compared to the third quarter of 2024, which was largely driven by increased gross profit and lower interest expense on variable-rate floor plan liabilities from lower inventory levels.
As of September 30, 2025, cash and cash equivalents was $13.1 million, total debt outstanding was $1,666.4 million, net debt was $1,653.3 million and our net leverage ratio was 4.53x. Availability under the senior secured credit facility was $237.6 million as of September 30, 2025, and based on our borrowing base, we have an additional $232.0 million of suppressed availability that we can potentially utilize by upsizing our existing facility.

OUTLOOK
We are reaffirming our full-year revenue and Adjusted EBITDA1, 4 guidance for 2025, reflecting our confidence in the business and the momentum across our core segments. With average OEC on rent up $180 million, or 17%, in the third quarter compared to the same period last year, and new sales on pace for another record year, we continue to expect 2025 to be a year of double-digit consolidated revenue and Adjusted EBITDA1, 4 growth. The TES segment continues to benefit from a good macro demand environment, as well as our strong relationships with our key customers, and chassis and attachment suppliers. While our backlog was down in the quarter, our intra-quarter order flow remains quite strong. After the volatility in our ERS segment rental markets in 2024, we have experienced strong demand in our rental business over the past four fiscal quarters, driven by particular strength in our core utility markets and our continued focus on further penetrating the vocational rental market. Given the strong demand environment, we now expect to invest up to an additional net $50 million in our rental fleet this year compared to our previous guidance, resulting in at least high-single digit fleet growth (based on net OEC) this year. Given the strong growth trajectory in our OEC on rent, we expect to come in at the higher end of our ERS revenue guidance. Regarding TES, while our strong order flow, particularly among our local and regional customers, will allow us to generate significant revenue growth this year, given the impact of the continued macroeconomic uncertainty and the high level of interest rates, particularly on our smaller customers, we now expect to come in at the lower end of our TES revenue guidance for the year. However, the permanent reinstatement of the accelerated depreciation provisions that were part of the recently enacted Federal tax and spending bill could be a catalyst for year-end equipment sales and provide upside to our current expectations. We continue to expect to make progress on unwinding our significant strategic investment in inventory over the last two years by the end of the year. However, given the strong demand environment that we are expecting to continue into 2026 and beyond, we now expect to reduce our inventory by $125 million to $150 million compared to the level at the end of last year. In the third quarter, we also made some incremental non-rental fleet capital investments that will allow us to expand our production capabilities at our Kansas City location and better position us for future growth. As a result, we now expect our levered free cash flow2, 4 to be less than our previous $50 million target but still expect to deliver a meaningful reduction in our net leverage ratio3, 4 from current levels by the end of the fiscal year.

2025 Consolidated Outlook
Revenue	$1,970 million	—	$2,060 million
Adjusted EBITDA[1,4]	$370 million	—	$390 million

2025 Revenue Outlook by Segment
ERS	$660 million	—	$690 million
TES	$1,160 million	—	$1,210 million
APS	$150 million	—	$160 million
1 - Adjusted EBITDA is a non-GAAP performance measure that we use to monitor our results of operations, to measure performance against debt covenants and performance relative to competitors. Refer to the section below entitled “Non-GAAP Financial and Performance Measures” for further information about Adjusted EBITDA.
2 - Levered Free Cash Flow is defined as net cash provided by operating activities, less cash flow for investing activities, excluding acquisitions, plus acquisition of inventory through floor plan payables – non-trade less repayment of floor plan payables – non-trade, both of which are included in cash flow from financing activities in our Consolidated Statements of Cash Flows.
3 - Net leverage ratio is a non-GAAP performance measure used by management, and we believe it provides useful information to investors because it is an important measure to evaluate our debt levels and progress toward leverage targets, which is consistent with the manner our lenders and management use this measure. Refer to the section below entitled “Non-GAAP Financial and Performance Measures” for further information about net leverage ratio.
4 - CTOS is unable to present a quantitative reconciliation of its forward-looking Adjusted EBITDA, Levered Free Cash Flow, and Net Leverage Ratio for the year ending December 31, 2025 to their respective most directly comparable GAAP financial measure due to the high variability and difficulty in predicting certain items that affect such GAAP measures including, but not limited to, customer buyout requests on rentals with rental purchase options and income tax expense. Adjusted EBITDA, Levered Free Cash Flow, and Net Leverage Ratio should not be used to predict their respective most directly comparable GAAP measure as the differences between the respective measures are variable and unpredictable.
CONFERENCE CALL INFORMATION
The Company has scheduled a conference call at 9:00 a.m. ET on October 28, 2025, to discuss its third quarter 2025 financial results. A webcast will be publicly available at: investors.customtruck.com on the “Events & Presentations” page. To listen by phone, please dial 1-800-715-9871 or 1-646-307-1963 and provide the operator with conference ID 2542689. A replay of the call will be available until 11:59 p.m. ET, Tuesday, November 4, 2025, by dialing 1 800-770-2030 or 1-609-800-9909 and entering the passcode 2542689.
ABOUT CTOS
CTOS is one of the largest providers of specialty equipment, parts, tools, accessories and services to the electric utility transmission and distribution, telecommunications, and rail markets in North America, with a differentiated “one-stop-shop” business model. CTOS offers its specialized equipment to a diverse customer base for the maintenance, repair, upgrade, and installation of critical infrastructure assets, including electric lines, telecommunications networks, and rail systems. The Company's coast-to-coast rental fleet of more than 10,350 units includes aerial devices, boom trucks, cranes, digger derricks, pressure drills, stringing gear, hi-rail equipment, repair parts, tools, and accessories. For more information, please visit customtruck.com.

FORWARD-LOOKING STATEMENTS
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, as amended, and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “suggests,” “plans,” “targets,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company's management’s control, that could cause actual results or outcomes to differ materially from those discussed in this press release. This press release is based on certain assumptions that the Company's management has made in light of its experience in the industry, as well as the Company’s perceptions of historical trends, current conditions, expected future developments and other factors the Company believes are appropriate in these circumstances and at such time. As you read and consider this press release, you should understand that these statements are not guarantees of performance or results. Many factors could affect the Company’s actual performance and results and could cause actual results to differ materially from those expressed in this press release. Important factors, among others, that may affect actual results or outcomes include: increases in labor costs, changes in U.S. trade policy including tariffs, our inability to obtain raw materials, component parts and/or finished goods in a timely and cost-effective manner, and our inability to manage our rental equipment in an effective manner; competition in the equipment dealership and rental industries; our sales order backlog may not be indicative of the level of our future revenues; increases in unionization rate in our workforce; our inability to attract and retain key personnel, including our management and skilled technicians; material disruptions to our operation and manufacturing locations as a result of public health concerns, equipment failures, natural disasters, work stoppages, power outages or other reasons; any further increase in the cost of new equipment that we purchase for use in our rental fleet or for sale as inventory; and aging or obsolescence of our existing equipment, and the fluctuations of market value thereof; disruptions in our supply chain; our business may be impacted by government spending; we may experience losses in excess of our recorded reserves for receivables; uncertainty relating to macroeconomic conditions, unfavorable conditions in the capital and credit markets and our customers’ inability to obtain additional capital as required; increases in price of fuel or freight; regulatory, technological advancement, or other changes in our core end-markets may affect our customers’ spending; our strategic initiatives including acquisitions and divestitures may not be successful and may divert our management’s attention away from operations and could create general customer uncertainty; the interest of our majority stockholder, which may not be consistent with the other stockholders; volatility of our common stock market price; our significant indebtedness, which may adversely affect our financial position, limit our available cash and our access to additional capital, prevent us from growing our business and increase our risk of default; our inability to generate cash, which could lead to a default; significant operating and financial restrictions imposed by our debt agreements; changes in interest rates, which could increase our debt service obligations on the variable rate indebtedness and decrease our net income and cash flows; disruptions or security compromises affecting our information technology systems or those of our critical services providers could adversely affect our operating results by subjecting us to liability, and limiting our ability to effectively monitor and control our operations, adjust to changing market conditions, or implement strategic initiatives; we are subject to complex laws and regulations, including environmental and safety regulations that can adversely affect cost, manner or feasibility of doing business; we are subject to a series of risks related to climate change; and increased attention to, and evolving expectations for, sustainability and environmental, social and governance initiatives. For a more complete description of these and other possible risks and uncertainties, please refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2024, and its subsequent reports filed with the Securities and Exchange Commission. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements.
INVESTOR CONTACT
Brian Perman, Vice President, Investor Relations
(816) 723 - 7906
investors@customtruck.com

CUSTOM TRUCK ONE SOURCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30, 2025
(in $000s except per share data)	2025	2024	2025	2024
Revenue
Rental revenue	$127,142	$108,324	$364,217	$317,492	$120,814
Equipment sales	320,583	305,476	950,558	863,711	356,112
Parts sales and services	34,333	33,420	100,998	100,337	34,557
Total revenue	482,058	447,220	1,415,773	1,281,540	511,483
Cost of Revenue
Cost of rental revenue	30,434	29,439	91,172	88,559	30,338
Depreciation of rental equipment	54,775	45,956	158,873	134,285	54,007
Cost of equipment sales	268,377	251,987	793,526	704,105	296,672
Cost of parts sales and services	27,719	28,009	83,371	82,786	27,924
Total cost of revenue	381,305	355,391	1,126,942	1,009,735	408,941
Gross Profit	100,753	91,829	288,831	271,805	102,542
Operating Expenses
Selling, general and administrative expenses	54,863	54,630	173,479	168,322	59,165
Amortization	6,683	6,696	20,274	19,966	6,911
Non-rental depreciation	3,332	3,472	9,904	9,752	3,232
Transaction expenses and other	3,246	3,994	12,209	14,684	5,303
Total operating expenses	68,124	68,792	215,866	212,724	74,611
Operating Income	32,629	23,037	72,965	59,081	27,931
Other Expense
Interest expense, net	40,247	43,875	119,364	124,191	40,204
Financing and other expense (income)	(874)	(2,818)	(3,261)	(9,399)	(1,371)
Total other expense	39,373	41,057	116,103	114,792	38,833
Income (Loss) Before Income Taxes	(6,744)	(18,020)	(43,138)	(55,711)	(10,902)
Income Tax Expense (Benefit)	(988)	(604)	8,789	518	17,478
Net Income (Loss)	$(5,756)	$(17,416)	$(51,927)	$(56,229)	$(28,380)

Net Income (Loss) Per Share
Basic	$(0.03)	$(0.07)	$(0.23)	$(0.24)	$(0.13)
Diluted	$(0.03)	$(0.07)	$(0.23)	$(0.24)	$(0.13)

CUSTOM TRUCK ONE SOURCE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

(in $000s)	September 30, 2025	December 31, 2024
Assets
Current Assets
Cash and cash equivalents	$13,058	$3,805
Accounts receivable, net	182,217	215,873
Financing receivables, net	6,823	8,913
Inventory	1,035,642	1,049,304
Prepaid expenses and other	19,759	23,557
Total current assets	1,257,499	1,301,452
Property and equipment, net	140,110	130,923
Rental equipment, net	1,088,346	1,001,651
Goodwill	705,055	704,806
Intangible assets, net	232,327	252,393
Operating lease assets	104,502	94,696
Other assets	12,868	16,046
Total Assets	$3,540,707	$3,501,967
Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$107,086	$88,487
Accrued expenses	91,595	69,349
Deferred revenue and customer deposits	27,467	26,250
Floor plan payables - trade	367,174	330,498
Floor plan payables - non-trade	366,414	470,830
Operating lease liabilities - current	8,865	7,445
Current maturities of long-term debt	20,892	7,842
Total current liabilities	989,493	1,000,701
Long-term debt, net	1,628,866	1,519,882
Operating lease liabilities - noncurrent	99,097	88,674
Deferred income taxes	38,569	31,401
Total long-term liabilities	1,766,532	1,639,957
Stockholders' Equity
Common stock	25	25
Treasury stock, at cost	(122,602)	(88,229)
Additional paid-in capital	1,557,389	1,550,785
Accumulated other comprehensive loss	(11,675)	(14,744)
Accumulated deficit	(638,455)	(586,528)
Total stockholders' equity	784,682	861,309
Total Liabilities and Stockholders' Equity	$3,540,707	$3,501,967

CUSTOM TRUCK ONE SOURCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended September 30,
(in $000s)	2025	2024
Operating Activities
Net income (loss)	$(51,927)	$(56,229)
Adjustments to reconcile net income (loss) to net cash flow from operating activities:
Depreciation and amortization	195,010	173,271
Amortization of debt issuance costs	3,289	4,627
Provision for losses on accounts receivable	7,429	9,541
Share-based compensation	6,259	8,748
Gain on sales and disposals of rental equipment	(32,177)	(34,702)
Change in fair value of warrants	—	(527)
Deferred tax expense (benefit)	6,974	(718)
Changes in assets and liabilities:
Accounts and financing receivables	28,929	12,980
Inventories	15,753	(213,468)
Prepaids, operating leases and other	5,610	11,390
Accounts payable	17,582	(27,219)
Accrued expenses and other liabilities	22,205	(14,628)
Floor plan payables - trade, net	36,675	175,559
Customer deposits and deferred revenue	1,193	(8,691)
Net cash flow from operating activities	262,804	39,934
Investing Activities
Acquisition of business, net of cash acquired	—	(6,015)
Purchases of rental equipment	(348,923)	(278,507)
Proceeds from sales and disposals of rental equipment	138,749	155,788
Purchase of non-rental property and cloud computing arrangements	(23,612)	(36,149)
Net cash flow for investing activities	(233,786)	(164,883)
Financing Activities
Borrowings under revolving credit facilities	260,581	168,069
Repayments under revolving credit facilities	(135,000)	(92,569)
Proceeds from debt, net issuance costs	—	987
Principal payments on long-term debt	(6,836)	(7,946)
Acquisition of inventory through floor plan payables - non-trade	363,907	490,195
Repayment of floor plan payables - non-trade	(468,321)	(405,522)
Repurchase of common stock	(32,575)	(28,984)
Share-based payments	(1,453)	(1,451)
Net cash flow from financing activities	(19,697)	122,779
Effect of exchange rate changes on cash and cash equivalents	(68)	299
Net Change in Cash and Cash Equivalents	9,253	(1,871)
Cash and Cash Equivalents at Beginning of Period	3,805	10,309
Cash and Cash Equivalents at End of Period	$13,058	$8,438

	Nine Months Ended September 30,
(in $000s)	2025	2024
Supplemental Cash Flow Information
Interest paid	$104,109	$105,202
Income taxes paid	697	4,140
Non-Cash Investing and Financing Activities
Rental equipment and property and equipment purchases in accounts payable	1,508	439
Rental equipment sales in accounts receivable	1,355	111

CUSTOM TRUCK ONE SOURCE, INC.
NON-GAAP FINANCIAL AND PERFORMANCE MEASURES
In our press release and schedules, and on the related conference call, we report certain financial measures that are not required by, or presented in accordance with, United States generally accepted accounting principles (“GAAP”). We utilize these financial measures to manage our business on a day-to-day basis and some of these measures are commonly used in our industry to evaluate performance by excluding items considered to be non-recurring. We believe these non-GAAP measures provide investors expanded insight to assess performance, in addition to the standard GAAP-based financial measures. The press release schedules reconcile the most directly comparable GAAP measure to each non-GAAP measure that we refer to. Although management evaluates and presents these non-GAAP measures for the reasons described herein, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for revenue, operating income/loss, net income/loss, earnings/loss per share or any other comparable measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.
Adjusted EBITDA. Adjusted EBITDA is a non-GAAP performance measure that we use to monitor our results of operations, to measure performance against debt covenants and performance relative to competitors. We believe Adjusted EBITDA is a useful performance measure because it allows for an effective evaluation of operating performance, without regard to financing methods or capital structures. We exclude the items identified in the reconciliations of net income (loss) to Adjusted EBITDA because these amounts are either non-recurring or can vary substantially within the industry depending upon accounting methods and book values of assets, including the method by which the assets were acquired, and capital structures. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income (loss) determined in accordance with GAAP. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historical costs of depreciable assets, none of which are reflected in Adjusted EBITDA. Our presentation of Adjusted EBITDA should not be construed as an indication that results will be unaffected by the items excluded from Adjusted EBITDA. Our computation of Adjusted EBITDA may not be identical to other similarly titled measures of other companies.
We define Adjusted EBITDA as net income or loss before interest expense (excluding interest on floorplan financing), income taxes, depreciation and amortization, share-based compensation, and other items that we do not view as indicative of ongoing performance. Our Adjusted EBITDA includes an adjustment to exclude the effects of purchase accounting adjustments when calculating the cost of inventory and used equipment sold. When inventory or equipment is purchased in connection with a business combination, the assets are revalued to their current fair values for accounting purposes. The consideration transferred (i.e., the purchase price) in a business combination is allocated to the fair values of the assets as of the acquisition date, with amortization or depreciation recorded thereafter following applicable accounting policies; however, this may not be indicative of the actual cost to acquire inventory or new equipment that is added to product inventory or the rental fleets apart from a business acquisition. We also include an adjustment to remove the impact of accounting for certain of our rental contracts with customers containing a rental purchase option that are accounted for under GAAP as a sales-type lease. We include this adjustment because we believe continuing to reflect the transactions as an operating lease better reflects the economics of the transactions given our large portfolio of rental contracts. These, and other, adjustments to GAAP net income or loss that are applied to derive Adjusted EBITDA are specified by our senior secured credit agreement and the indenture of our senior secured notes.
Adjusted Gross Profit. We present total gross profit excluding rental equipment depreciation (“Adjusted Gross Profit”) as a non-GAAP financial performance measure. This measure differs from the GAAP definition of gross profit, as we do not include the impact of depreciation expense, which represents non-cash expense. We use this measure to evaluate operating margins and the effectiveness of the cost of our rental fleet.
Net Debt. We present the non-GAAP financial measure “Net Debt,” which is total debt (the most comparable GAAP measure, calculated as current and long-term debt, excluding deferred financing fees, plus current and long-term finance lease obligations) minus cash and cash equivalents. We believe this non-GAAP measure is useful to investors to evaluate our financial position.
Net Leverage Ratio. Net leverage ratio is a non-GAAP performance measure used by management and we believe it provides useful information to investors because it is an important measure to evaluate our debt levels and progress toward leverage targets, which is consistent with the manner our lenders and management use this measure. We define net leverage ratio as net debt divided by Adjusted EBITDA for the previous twelve-month period (“last twelve months,” or “LTM”).

CUSTOM TRUCK ONE SOURCE, INC.
ADJUSTED EBITDA RECONCILIATION
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30, 2025
(in $000s)	2025	2024	2025	2024
Net income (loss)	$(5,756)	$(17,416)	$(51,927)	$(56,229)	$(28,380)
Interest expense	26,462	27,156	78,518	79,174	26,440
Income tax expense (benefit)	(988)	(604)	8,789	518	17,478
Depreciation and amortization	67,048	59,295	195,985	173,253	66,426
EBITDA	86,766	68,431	231,365	196,716	81,964
Adjustments:
Non-cash purchase accounting impact (1)	3,406	4,066	11,502	12,286	3,915
Transaction and integration costs (2)	3,246	3,994	12,209	14,684	5,303
Sales-type lease adjustment (3)	465	1,295	1,482	5,730	471
Share-based payments (4)	2,080	2,419	6,259	8,748	1,775
Change in fair value of warrants (5)	—	—	—	(527)	—
Adjusted EBITDA	$95,963	$80,205	$262,817	$237,637	$93,428
Adjusted EBITDA is defined as net income (loss), as adjusted for provision for income taxes, interest expense, net (excluding interest on floorplan financing), depreciation of rental equipment and non-rental depreciation and amortization, and further adjusted for the impact of the fair value mark-up of acquired rental fleet, business acquisition and merger-related costs, including integration, the impact of accounting for certain of our rental contracts with customers that are accounted for under GAAP as sales-type lease and stock compensation expense. This non-GAAP measure is subject to certain limitations.
(1)    Represents the non-cash impact of purchase accounting, net of accumulated depreciation, on the cost of equipment and inventory sold. The equipment and inventory acquired received a purchase accounting step-up in basis, which is a non-cash adjustment to the equipment cost pursuant to our ABL Credit Agreement and Indenture.
(2)    Represents transaction and other costs related to acquisitions of businesses; costs associated with closed operations; costs associated with restructuring and business optimization activities (inclusive of systems establishment costs); employee retention and/or severance costs; costs related to start-up/pre-openings and openings of locations; reconfiguration or consolidation of facilities or equipment conversion costs. These adjustments are presented as adjustments to net income (loss) pursuant to our ABL Credit Agreement and Indenture.
(3)    Represents the impact of sales-type lease accounting for certain leases containing rental purchase options (or “RPOs”), as the application of sales-type lease accounting is not deemed to be representative of the ongoing cash flows of the underlying rental contracts. The adjustments are made pursuant to our ABL Credit Agreement and Indenture. The components of this adjustment are presented in the table below:

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30, 2025
(in $000s)	2025	2024	2025	2024
Equipment sales	$(383)	$(3,701)	$(3,528)	$(8,273)	$(984)
Cost of equipment sales	118	4,111	2,906	8,162	949
Gross margin	(265)	410	(622)	(111)	(35)
Interest income	(872)	(2,766)	(3,206)	(8,791)	(1,322)
Rental invoiced	1,602	3,651	5,310	14,632	1,828
Sales-type lease adjustment	$465	$1,295	$1,482	$5,730	$471
(4) Represents non-cash share-based compensation expense associated with the issuance of restricted stock units.
(5) Represents the charge to earnings for the change in fair value of the liability for warrants. On July 31, 2024, all of the Company’s stock purchase warrants expired and were unexercised.

Reconciliation of Adjusted Gross Profit
(unaudited)
The following table presents the reconciliation of Adjusted Gross Profit:

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30, 2025
(in $000s)	2025	2024	2025	2024
Revenue
Rental revenue	$127,142	$108,324	$364,217	$317,492	$120,814
Equipment sales	320,583	305,476	950,558	863,711	356,112
Parts sales and services	34,333	33,420	100,998	100,337	34,557
Total revenue	482,058	447,220	1,415,773	1,281,540	511,483
Cost of Revenue
Cost of rental revenue	30,434	29,439	91,172	88,559	30,338
Depreciation of rental equipment	54,775	45,956	158,873	134,285	54,007
Cost of equipment sales	268,377	251,987	793,526	704,105	296,672
Cost of parts sales and services	27,719	28,009	83,371	82,786	27,924
Total cost of revenue	381,305	355,391	1,126,942	1,009,735	408,941
Gross Profit	100,753	91,829	288,831	271,805	102,542
Add: depreciation of rental equipment	54,775	45,956	158,873	134,285	54,007
Adjusted Gross Profit	$155,528	$137,785	$447,704	$406,090	$156,549

Reconciliation of ERS Segment Adjusted Gross Profit and Rental Gross Profit
(unaudited)
The following table presents the reconciliation of ERS segment Adjusted Gross Profit:

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30, 2025
(in $000s)	2025	2024	2025	2024
Revenue
Rental revenue	$123,945	$105,317	$354,638	$309,304	$117,728
Equipment sales	45,160	45,574	139,287	116,026	52,744
Total revenue	169,105	150,891	493,925	425,330	170,472
Cost of Revenue
Cost of rental revenue	30,425	29,415	91,141	88,496	30,328
Cost of equipment sales	34,339	33,975	105,742	83,865	40,396
Depreciation of rental equipment	54,068	44,964	156,695	131,242	53,303
Total cost of revenue	118,832	108,354	353,578	303,603	124,027
Gross profit	50,273	42,537	140,347	121,727	46,445
Add: depreciation of rental equipment	54,068	44,964	156,695	131,242	53,303
Adjusted Gross Profit	$104,341	$87,501	$297,042	$252,969	$99,748

The following table presents the reconciliation of Adjusted ERS Rental Gross Profit:

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30, 2025
(in $000s)	2025	2024	2025	2024
Rental revenue	$123,945	$105,317	$354,638	$309,304	$117,728
Cost of rental revenue	30,425	29,415	91,141	88,496	30,328
Adjusted Rental Gross Profit	$93,520	$75,902	$263,497	$220,808	$87,400

Reconciliation of Net Debt
(unaudited)
The following table presents the reconciliation of Net Debt:

(in $000s)	September 30, 2025	June 30, 2025
Current maturities of long-term debt	$20,892	$23,114
Long-term debt, net	1,628,866	1,589,883
Deferred financing fees	16,638	17,705
Less: cash and cash equivalents	(13,058)	(5,259)
Net Debt	$1,653,338	$1,625,443

Reconciliation of Net Leverage Ratio
(unaudited)
The following table presents the reconciliation of the Net Leverage Ratio:

	Twelve Months Ended
(in $000s)	September 30, 2025	June 30, 2025
Net Debt (as of period end)	$1,653,338	$1,625,443
Divided by: LTM Adjusted EBITDA (1)	$364,837	$349,079
Net Leverage Ratio	4.53	4.66

(1) The following tables presents the calculation of LTM Adjusted EBITDA for the periods ended September 30, 2025 and June 30, 2025:

	Current Year To Date Period	Less: Prior Year To Date Period	Add: Prior Fiscal Year	LTM Adjusted EBITDA
(in $000s)	September 30, 2025	September 30, 2024	December 31, 2024	September 30, 2025
Net income (loss)	$(51,927)	$(56,229)	$(28,655)	$(24,353)
Interest expense	78,518	79,174	105,895	105,239
Income tax expense (benefit)	8,789	518	(532)	7,739
Depreciation and amortization	195,985	173,253	235,807	258,539
EBITDA	231,365	196,716	312,515	347,164
Adjustments:				—
Non-cash purchase accounting impact	11,502	12,286	16,833	16,049
Transaction and integration costs	12,209	14,684	17,915	15,440
Sales-type lease adjustment	1,482	5,730	4,559	311
Gain on sale leaseback transaction	—	—	(23,497)	(23,497)
Share-based payments	6,259	8,748	11,859	9,370
Change in fair value of warrants	—	(527)	(527)	—
Adjusted EBITDA	$262,817	$237,637	$339,657	$364,837

	Current Year To Date Period	Less: Prior Year To Date Period	Add: Prior Fiscal Year	LTM Adjusted EBITDA
(in $000s)	June 30, 2025	June 30, 2024	December 31, 2024	June 30, 2025
Net income (loss)	$(46,171)	$(38,813)	$(28,655)	$(36,013)
Interest expense	52,056	52,018	105,895	105,933
Income tax expense (benefit)	9,777	1,122	(532)	8,123
Depreciation and amortization	128,937	113,958	235,807	250,786
EBITDA	144,599	128,285	312,515	328,829
Adjustments:				—
Non-cash purchase accounting impact	8,096	8,220	16,833	16,709
Transaction and integration costs	8,963	10,690	17,915	16,188
Sales-type lease adjustment	1,017	4,435	4,559	1,141
Gain on sale leaseback transaction	—	—	(23,497)	(23,497)
Share-based payments	4,179	6,329	11,859	9,709
Change in fair value of warrants	—	(527)	(527)	—
Adjusted EBITDA	$166,854	$157,432	$339,657	$349,079